Exhibit 99.1

Cirque Energy Announces Updated Business Strategy to Accelerate Growth

March 10, 2015 07:00 AM Eastern Daylight Time

DETROIT--(BUSINESS WIRE)--Cirque Energy, Inc. (OTCQB: EWRL), at times referred to herein as “Cirque” or the “Company,” a leader in the development of sustainable energy solutions focused on distributed generation projects and waste-to-energy solutions, today announced updates to its business strategy with the intent of enabling the Company to bring its technology and products to market quicker, generate revenue sooner, and grow shareholder value.

“The special combination of Cirque’s proprietary waste-to-energy technology, project finance capability, compelling value proposition, strong customer interest, and deeply talented management team provide us with a unique and timely opportunity to create significant shareholder wealth. We are very optimistic about the future of our Company.”

Although for the last year the Company was focused on restating its 2012 and 2013 financial statements to align with accounting principles generally accepted in the United States, as of February 10, 2015 Cirque became current with its SEC financial reporting requirements. Despite the limitations this activity placed on the Company’s ability to proceed with business development opportunities during this period, the Company updated its business model and market strategy. The Company is fully committed to implement these strategies at this time.

The three central components of the Company’s market strategy are:

1.	Commercialization of Deployment Gasification Unit (DGU) technology.

2.	Development and delivery of Combined Heat and Power (CHP) projects as an Energy Services Company (ESCO).

3.	Strategic acquisitions of existing biomass power plant facilities with historical operating income and continuing revenue generation post acquisition.

There can be no assurances that the Company’s updated strategy will be successful or enable the Company to bring its technology and products to market quicker (or at all), generate revenue sooner (or at all), or grow shareholder value.

Commercialization of DGU technology

Cirque continues to develop and enhance its proprietary DGU technology and expects to conduct final field testing and shakedowns of its first DGU units during the second quarter of this year. The Company further expects to book sales of its first commercial projects in the second half of 2015, with installations of commercial DGUs before the end of 2015. The Company is also continuing development of its previously announced 2.5 MW project in Midland, Texas and is in discussions regarding several other commercial DGU projects.

Per our joint development agreement with the Northrop Grumman Corporation, Cirque has exclusive rights to all markets – outside of the Federal Government sector – for its DGU technology. Rising costs of energy and waste disposal, as well as environmental regulation, position a wide variety of retail, manufacture, service and municipal business enterprises to potentially benefit from the Company’s commercial DGU systems.

The U.S. market includes big box retailers, industrial, schools, municipalities, hospitals, etc. Potential customers include virtually any facility that utilizes a 200 KW or more electrical load and generates a sufficient waste stream to supply fuel to the system. When combined with the Company’s CHP systems the cost and environmental benefits of this system can be realized in a variety of applications. There are thousands of potential customers in the U.S. alone, with nearly 40,000 big box stores such as Target, Walmart, Meijer, Kroger, home improvement stores and others.

Municipalities, universities, schools, and hospitals represent excellent potential customers. Many are struggling with rising costs of energy and waste management. Negative environmental outcomes and limited access to landfill or other disposal options combined with increasing cost of energy are increasing pressure to find alternative energy sources for these customers. This includes municipal complexes, water and sewer treatment plants, K-12 schools, universities and hospitals are all potential customers.

Emerging third world countries and nations in the Caribbean, Central and South America and Mexico represent a massive market potential. Areas without developed electrical grid infrastructure, countries with high costs of fuels and rapidly growing waste management challenges also represent excellent market opportunities. With micro-grid capabilities, avoidance of cost for traditional fuels and waste conversion features Cirque’s system provides a cost effective and reliable source of energy for these areas.

All of the Company’s DGU systems will feature a starved air, updraft auger gasification system, syngas conditioning system, and automated controls provided by Cirque Energy. Final assembly of the DGUs will be performed by Northrop Grumman.

CHP and ESCO business segment

Cirque remains well-positioned to deliver clean energy Combined Heat Power (“CHP”) and other technology solutions to industrial, commercial, municipalities, universities, schools, and hospitals customers through projects that will be developed, owned and operated by the Company. As an ESCO, we will sell energy to our customers through various financial structures which will require little or no capital outlays by the customer, including:

•	ESPC – Energy Savings Performance Contract; customer pay Cirque for energy which otherwise would have been paid to a utility company in exchange for guaranteed power savings.

•	PPA – traditional Power Purchase Agreement.

•	Services contract – energy purchased as a service, thereby allowing a customer to treat a project as “off-credit.”

•	Lease – Cirque designs, builds, finances, and leases system to the customer.

Cirque ESCO projects will feature technology suitable for the customer. The Company is currently in the process of developing an industrial project that will feature traditional natural gas CHP technology. When appropriate, Cirque’s ESCO business will serve as the primary project delivery mechanism for commercial and industrial DGUs.

Strategic Acquisitions

So as to accelerate Cirque’s entry into the waste-to-energy market, the Company is actively exploring acquisition opportunities – alone and with strategic financial partners – and is currently bidding on 150 megawatts (MW) of biomass power plant acquisitions. Any potential acquisition must satisfy several criteria in order to be considered by the Company, including the target’s operating and financial history as well as plant conditions and future outlook for continued operations. Management has established a goal of limiting consideration of projects to those that have a projected 15% unlevered internal rate of return or better. Management must also conclude that our collective expertise can be used to provide improvements to the operations in order to maximize the potential and our stockholder returns. To facilitate these acquisitions, Cirque has advanced our relationships with strategic financial partners to provide funding for these acquisitions. Among other risks, there can be no guarantee that any acquisition will be completed, or if such a transaction is completed, that any benefits arising from such an acquisition will be realized. The actual financial impact of such acquisitions may differ from the expected financial impact described in this press release.

Joseph L. DuRant, Cirque’s President, Chairman, and Chief Executive Officer, stated, “We are very excited to be focusing our energy and efforts on these three business priorities.” DuRant continued, “The special combination of Cirque’s proprietary waste-to-energy technology, project finance capability, compelling value proposition, strong customer interest, and deeply talented management team provide us with a unique and timely opportunity to create significant shareholder wealth. We are very optimistic about the future of our Company.”

About Cirque Energy, Inc.

As an energy services company (ESCO), Cirque Energy, Inc. is focused on the generation and delivery of clean energy and energy efficient solutions, including combined heat and power (CHP) projects, industrial cogeneration, waste-to-energy, biomass, natural gas, and building energy efficiency improvements. Cirque provides these services to a diverse client base, including industrial and commercial customers; municipalities, universities, schools, and hospitals (MUSH); and federal, state and local clients.

As stated above, Cirque has a joint development agreement with the Northrop Grumman Corporation to bring to market a deployable gasification unit (DGU) that can use solid waste to supplement traditional fuels used to generate CHP. In addition, the company has unique gasification technology designed for CHP applications that can use waste fuels to produce low cost, renewable energy in the 200-2,500 KW market. For more information about Cirque Energy please visit www.cirque-energy.com.

Forward-Looking Statements

This release may contain forward-looking statements relating to the business of Cirque. All statements other than historical facts are forward-looking statements, which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. These statements involve risks and uncertainties that may cause actual results to differ materially from those anticipated, believed, estimated or expected. These risks and uncertainties are described in detail in our filings with the Securities and Exchange Commission. Forward-looking statements are based on Cirque's current expectations and beliefs concerning future developments and their potential effects on Cirque. There is no assurance that future developments affecting Cirque will be those anticipated by Cirque. Cirque undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

Contacts

Cirque Energy, Inc.:
David Morgan
Chief Financial Officer
Office: (248) 369-6090
davidm@cirque-energy.com
or
Investor Relations for Cirque Energy, Inc.:
Porter, LeVay & Rose, Inc.
Michael J. Porter
Office: (212) 564-4700